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                                                                      EXHIBIT 11


                                  MAGNA FUNDS

                                 Code of Ethics

                              Adopted June 7, 1994
                            As Revised June 2, 1997

     In order to ensure that personnel of Magna Funds (the "Trust") comply with requirements of Section 17(j) of the Investment Company Act of 1940 (the "Act") and of Rule 17j-1 thereunder, the Trust has adopted the Code of Ethics (the "Code") set forth below.

     The Trust's investment adviser of Magna Bank, N.A. (together with its parent company and the direct and indirect subsidiaries of such parent company, "Magna"), and the Trust's principal underwriter and administrator is BISYS Fund Services Limited Partnership (together with its parent company and the direct and indirect subsidiaries of such parent company, "BISYS").

1.   Definitions

     (A) "Access person" means any Trustee, officer or advisory person of the Trust; provided, however, that for purposes of this Code, an access person does not include any person who is subject to a code of ethics adopted by any corporate unit of Magna or of BISYS in compliance with Rule 17j-1 under the Act. Notwithstanding the foregoing, each of Magna and BISYS shall promptly report to the Trust's Board of Trustees with all material facts and circumstances relating to any violations or circumstances that could reasonably suggest a violation, or potential violation, of its respective code of ethics, by any person who would be, but for the proviso clause contained in the first sentence of this
          Section I.A, an access person with respect to the Trust.

     (B) "Advisory person" means (i) any employee of the Trust or of any company in a control relationship to the Trust, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security.
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(C)  A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(D) A security is "being purchased or sold" by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

(E) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder from time to time in effect, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

(F) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

(G) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

(H) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

(I) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, shares of registered open-end investment companies, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments, or such other securities as may be excepted under the provisions of Rule 17j-1 from time to time in effect.

(J) "Security held or to be acquired" by the Trust means any security which, within the most recent fifteen (15) days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust.

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A person who normally only assists in the preparation of public reports, or receives public reports but receives no information about current recommendations or trading, is neither an "advisory person" nor an "access person." A single instance or infrequent, inadvertent instances of obtaining knowledge does not make one either then or for all times an advisory person. Under the definition of "advisory person" the phrase "makes...the purchase or sale" means someone who places orders or otherwise arranges transactions.

II.  Exempted Transactions

     The prohibitions of Section III of this Code shall not apply to the following transactions by access persons:

          (1) Purchases or sales effected for any account over which the access person has no direct or indirect influence or control.

          (2) Purchases or sales of securities which are not eligible for purchase or sale by the Trust, as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Trust, undertakings made to regulatory authorities, and other policies adopted from time to time by the Trust, Magna or BISYS.

          (3) Purchases or sales which are nonvolitional on the part of either the access person or the Trust, including purchases or sales upon exercise of puts or calls written by the access person and sales from a margin account pursuant to a bona fide margin call.

          (4) Purchases which are part of an automatic dividend reinvestment plan.

          (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (6) Transactions which appear to present no reasonable likelihood of harm to the Trust, which are otherwise in accordance with Rule 17j-1, and which the President of the Trust has authorized in advance. Such transactions would normally include purchases or sales of up to 500 shares of a security which is being considered for purchase or sale by the Trust (but not being purchased or sold) if the issuer has a market capitalization of over $1 billion.

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          (7)  Transactions which the Disinterested Trustees, after
               consideration of all the facts and circumstances, determine to have not been fraudulent, deceptive or manipulative as to the Trust.

III.  Prohibited Purchases and Sales

      (A) No access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

          (1)  employ any device, scheme or artifice to defraud the Trust;

          (2) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Trust; or

          (4)  engage in any manipulative practice with respect to the Trust.

      (B) In this connection, subject to the exceptions stated in Section II of this Code, it shall be impermissible for any access person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which he or she had, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale;

          (1)  is being considered for purchase or sale by the Trust; or

          (2)  is being purchased or sold by the Trust.

      (C) Any access person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the President of the Trust prior to proceeding with the transaction.

IV.   Reporting

      (A) Every access person shall file with the Secretary of the Trust a report containing the information described in Section IV(C) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the


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          security (regardless of whether such transaction is listed in Section
          II(2)-(7)); provided, however, that such access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control if such person certifies such fact to the Trust, and provided, further, that the term "security" does not include the savings or demand deposit accounts of access persons with banks or thrifts.

(B) A Disinterested Trustee of the Trust need only report a transaction, if at the time of that transaction, such Trustee knew or, in the ordinary course of fulfilling his official duties as a Trustee, should have known that, during the 15-day period immediately preceding or following the date of the transaction by the Trustee, such security is or was purchased or sold by the Trust or was being considered by the Trust or by Magna for purchase or sale by the Trust. (The "should have known" standard implies no duty of inquiry, does not presume that there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed in meeting the Trust's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Trust's portfolio holdings, market considerations or the Trust's investment policies, objectives and restrictions.)

(C) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (1) The date of the transaction and the title and number of shares or principal amount of each security involved.

          (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Sections II(2)-(7) which is relied upon;

          (3)  The price at which the transaction was effected; and

          (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

(D) If an access person is not required to file such a report for any quarter because no reportable transactions were effected by such access person or because any transaction effected by such access person was for an account over which he or she has no direct or indirect influence or control, such access person (other than


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          a Disinterested Trustee of the Trust) shall certify these facts to the Trust within ten (10) days of the end of such calendar quarter.

     (E) The making of such report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of
          Section III(A) hereof.

V.   Review and Enforcement

     (A)  Review

          (1) The President of the Trust shall cause the reported personal securities transactions to be compared with completed and contemplated portfolio transactions of the Trust to determine whether any transactions (each a "reviewable Transaction") listed in Section III may have occurred.

          (2) If the President of the Trust determines that a Reviewable Transaction may have occurred, he or she shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section II. Before making any determination that a violation has been committed by an individual, the President of the Trust shall give such person an opportunity to supply additional information regarding the transaction in question.

     (B)  Enforcement

          (1) If the President of the Trust determines that a violation of this Code may have occurred, he or she shall promptly report the possible violation to the Trustees of the Trust, who, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate, which sanctions may include, among others, a letter of censure, suspension of the right to trade for his or her own account or suspension or termination of the employment of the violator.

          (2) No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a securities transaction of the President of the Trust is under consideration, a Trustee or other officer of the Trust designated for the purpose by the vote of the Trustees of the Trust, shall

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          act in all respects in the manner prescribed herein for the President of the Trust.

VI.  Investment Adviser's and Principal Underwriter's Codes of Ethics

     Any investment manager, adviser or sub-adviser and any principal underwriter of the Trust shall:

     (1) Submit to the Board of Trustees of the Trust a copy of a Code of Ethics adopted by such entity pursuant to Rule 17j-1 and satisfactory to the Trust;

     (2) Promptly report to the Trust in writing any material amendments to such Code;

     (3) Promptly furnish to the Trust upon request at any time and from time to time copies of any reports made pursuant to such Code by any person who is an access person (or who would be an access person but for the proviso clause contained in the first sentence of Section I.A hereof) as to the Trust;

     (4) Shall immediately furnish to the Trust, without request, all material information relating to any violations or circumstances that could reasonably suggest a violation, or potential violation, of such Code, by any person who is an access person (or who would be an access person but for the proviso clause contained in the first sentence of
          Section I.A hereof) as to the Trust; and

     (5) Submit to the Board of Trustees of the Trust, at least annually, a written report summarizing any violations or circumstances requiring notice under Section VI.4 above that have taken place in the past year, or, if no such violations or circumstances have taken place during such period, a statement to that effect.

VII. Records

     (A) The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

          (1) A copy of this Code and any other Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

          (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a


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               period of not less than five years following the end of the fiscal year in which the violation occurs.

           (3) A copy of each report made pursuant to this Code by any access person shall be preserved by the Trust for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

           (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

      (B)  Confidentiality

           All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

VII.  Amendment; Interpretation of Provisions

      The Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

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                    UNION PLANTERS BANK, NATIONAL ASSOCIATION
                                 Code of Ethics
                              Adopted July 15, 1999


         In order to ensure that personnel of Union Planters Bank, National Association ("UPB", and together with its parent company and the direct and indirect subsidiaries of such parent company, "Bank") comply with the requirements of Section 17(j) of the Investment Company Act of 1940 (the "Act") and of Rule 17j-1 thereunder, "UPB" has adopted the Code of Ethics (the "Code") set forth below with respect to its operations as an investment adviser to proprietary funds which are registered open-end investment companies ("Proprietary Fund").

I.       Definitions

         (A) "Access person" means any director, officer or general partner of UPB or any advisory person of Bank, who, with respect to any registered investment company, makes any recommendation, participates in the determination of which recommendations shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any registered investment company; or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by UPB to any registered investment company.

         (B) "Advisory person" means (i) an employee of Bank or of any company in a control relationship to Bank, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by a Proprietary Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
               (ii) any natural person in a control relationship to Bank who obtains information concerning recommendations made to a Proprietary Fund with regard to the purchase or sale of a security.

         (C) A security is "being considered for purchase or sale" by a Proprietary Fund when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making a recommendation.

         (D) A Security is "being purchased or sold" by a Proprietary Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for a Proprietary Fund until the time when such program has been fully completed or terminated.

         (E) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the
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               Securities Exchange Act of 1934 and the rules and regulations thereunder form time to time in effect, except that the determination for direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

         (F)   "Control" shall have the same meaning as that set forth in
               Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         (G) "Disinterested Trustee" means a Trustee of a Proprietary Fund who is not an "interested person" of the Proprietary Fund within the meaning of Section 2(a)(19) of the Act.

         (H) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

         (I) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not includes securities issued by the Government of the United States of America, short-term debt securities who are "government securities" within the meaning of Section 2(a)(16) of the Act, shares of registered open-end investment companies, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments, or such other securities as may be excepted under the provisions of Rule 17j-1 from time to time in effect.

         (J) "Security held or to be acquired" by a Proprietary Fund means any security which, within the most recent fifteen (15) days, (i) is or has been held by a Proprietary Fund, or (ii) is being or has been considered by a Proprietary Fund or its investment adviser for purchase by a Proprietary Fund.

         (K) "UPB compliance officer" shall mean the individual or individuals designated from time to time by UPB's Board of Directors to serve in such capacity. A person who normally assists in the preparation of public reports or receives public reports but receives no information about current recommendations or trading, is neither an "advisory person' nor an "access person." A single instance or infrequent, inadvertent instances of obtaining knowledge does not make one either then or for all times an advisory person. Under the definition of "advisory person" the phrase "makes. . .the purchase or sale" means someone who places orders or otherwise arranges transactions.

II.      Exempted Transactions


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         The prohibitions of Section III of this Code shall not apply to the following transactions by access persons:

         (1) Purchases or sales effected for any account over which the access person has no direct or indirect influence or control.

         (2) Purchases or sales of securities which are not eligible for purchase or sale by a Proprietary Fund, as determined by reference to the Act and the blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of a Proprietary Fund, undertakings made to regulatory authorities, and other policies adopted from time to time by a Proprietary Fund.

         (3) Purchase or sales which are nonvolitional on the part of either the access person or a Proprietary Fund, including purchases or sales upon the exercise of puts or calls written by the access person and sales from a margin account pursuant to a bona fide margin call.

         (4) Purchases which are part of an automatic dividend reinvestment plan.

         (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (6) Transactions which appear to present no reasonable likelihood of harm to a Proprietary Fund, which are otherwise in accordance with Rule 17j-1, and which the UPB compliance officer has authorized in advance. Such transactions would normally include (without limitation) purchases or sales of up to 500 shares of a security which is being considered for purchase or sale by a Proprietary Fund (but not being purchased or sold) if the issuer has a market capitalization of over $1 billion.

         (7) Transactions which the Disinterested Trustees, after consideration of all the facts and circumstances, determine to have not been fraudulent, deceptive or manipulative as to a Proprietary Fund.

III.     Prohibited Purchases and Sales

         (A) No access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a Proprietary Fund:

               (1) employ any device, scheme or artifice to defraud a Proprietary Fund;


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
               (2) make to a Proprietary Fund any untrue statement or a material fact or omit to state to a Proprietary Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, no misleading;

               (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon a Proprietary Fund; or

               (4) engage in any manipulative practice with respect to a Proprietary Fund.

         (B)   In this connection, subject to the exceptions stated in
               Section II of this Code, it shall be impermissible for any access person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which he or she had, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

               (1) is being considered for purchase or sale by a Proprietary Fund; or

               (2)  is being purchased or sold by a Proprietary Fund.

         (C) Any access person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the UPB compliance officer prior to proceeding with the transaction.

IV.      Reporting

         (A) Every access person shall file with the UPB compliance officer a report containing the information described in Section IV(B) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (regardless of whether such transaction is listed in Section II(2)-(7); provided, however, that such access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control, and provided, further, that the term "security" does not include the savings or demand deposit accounts of access persons with banks or thrifts.

         (B) Every report shall be made not later than 10 days after the end of the calendar quarter in which the transactions to which the report relates was effected, and shall contain the following information:


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
               (1) the date of the transaction, the title and number of shares, and the principal amount of each security involved;

               (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in
                    Section II(2)-(7) which is relied upon;

               (3)  the price at which the transaction was effected; and

               (4) the name of the broker, dealer or Bank with or through whom the transaction was effected.

               The requirements of this Section IV(B) may be satisfied by sending duplicate confirmations of such trades to the UPB Compliance Officer.

         (C) If an access person is not required to file such a report for any quarter because no reportable transactions were effected by such access person or because any transaction effected by such access person was for an account over which he or she has no direct or indirect influence or control, such access person shall certify these facts to the UPB compliance officer within ten (10) days of the end of such calendar quarter.

         (D) The making of such report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported or constitutes a violation of Section III (A) hereof.

V.       Review and Enforcement

         (A)   Review

               (1) The UPB compliance officer shall cause the reported personal securities transactions to be compared with completed and contemplated portfolio transactions of a Proprietary Fund to determine whether any transactions (each a "Reviewable Transaction") listed in Section III may have occurred.

               (2) If the UPB compliance officer determines that a Reviewable Transaction may have occurred, he or she shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section II. Before making any determination that a violation has been committed by an individual, the UPB compliance

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
                    officer shall give such person an opportunity to supply additional information regarding the transaction in question.

         (B)   Enforcement

               (1) If the UPB compliance officer determines that a violation of this Code may have occurred, he or she shall promptly report the possible violation to UPB's Board of Directors, who, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate, which sanctions may include, among others, a letter of censure, suspension of the right to trade for his or her own account or suspension or termination of the employment of the violator.

               (2) No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a securities transaction of the UPB compliance officer is under consideration, a director or other officer of a Proprietary Fund designated for the purpose by the vote of UPB's Board of Directors, shall act in all respects in the manner prescribed herein for the UPB compliance officer.

VI.      Obligations under each Proprietary Fund's Code of Ethics

         The UPB compliance officer shall:

         (1) Submit to the Board of Trustees of each Proprietary Fund a copy of this Code of Ethics adopted pursuant to Rule 17j-1;

         (2) Promptly report to each Proprietary Fund in writing any material amendments to this Code;

         (3) Promptly furnish to each Proprietary Fund upon request at any time copies of any reports made pursuant to this Code by any person who is an access person;

         (4) Shall immediately furnish to each Proprietary Fund, without request, all material information relating to any violations or circumstances that could reasonably suggest a violation, or potential violation, of this Code, by any person who is an access person; and

         (5) Submit to the Board of Trustees of each Proprietary Fund, at least annually, a written report summarizing any violations or circumstances requiring notice under Section VI.4 above that have taken place in the past year, if no such


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
                  violations or circumstances have taken place during such period, a statement to that effect.

VII.     Records

         (A) Bank shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

                  (3) A copy of each report made pursuant to this Code by an access person shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                  (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

         (B)      Confidentiality

                  All reports of securities transactions and any other information filed with Bank or a Proprietary Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

VIII.    Amendment:  Interpretation of Provisions

         UPB's Board of Directors may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.



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
LIST OF ACCESS PERSONS

Investment Policy Committee Members
-----------------------------------
Matthew W. Finn
Paul B. Anderson
Gary J. Guthrie
Lucy Kasson
Lewis G. Laughlin
Allen A. Roche
Richard S. Wimmer
L. Clark Zedric

Securities Trader
-----------------
John E. Arendell

Mutual Fund Support
-------------------
Chad A. Stafko



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